THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

NUMBER: CD4065133.004

PRINCIPAL AMOUNT $5,767,602

CONVERTIBLE DEBENTURE

                             For value received, Golden Queen Mining Co. Ltd. (the "Company") hereby acknowledges itself indebted to Landon T. Clay 2013-4 Annuity Trust of 10 Memorial Blvd, Suite 902, Providence, Rhode Island, 02903 (the "Holder"), and promises to pay to the Holder the amount of CAD$5,767,602 (the "Principal Amount"), on July 26, 2015 (the "Maturity Date") or such earlier date as the Principal Amount may become due and payable (subject to and in accordance with the terms, conditions and provisions of this Debenture (as defined herein), in lawful money of Canada (or in lawful currency of the United States if agreed to by the Holder and the Company on the payment date) at the head office of the Company, being currently at 6411 Imperial Avenue, West Vancouver, British Columbia, V7W 2J5, or at such other place or places within British Columbia, as may be designated by the Company from time to time by notice in writing to the Holder, together with all costs and expenses that may become payable to the Holder hereunder.

                             The Company will pay interest annually (being each July 26 while this Debenture remains outstanding) on the Principal Amount then outstanding at the rate of 2% per annum from the date of issue, or from the last interest payment date on which interest has been paid ("Interest Payment Date"), in accordance with this Debenture money.

                             By its acceptance of this Debenture hereof, the Holder acknowledges and agrees to the terms and conditions hereof, including the terms and conditions set out in Schedule "A" hereto, which are incorporated herein by reference and form a part of this Debenture.

                             IN WITNESS WHEREOF, the Company has caused this Debenture to be executed as of July 25, 2014.

GOLDEN QUEEN MINING CO. LTD.

Per:	“ H. Lutz Klingmann”
Authorized Signatory

SCHEDULE "A"

The following conditions are applicable to this Convertible Debenture due July 26, 2015.

ARTICLE 1
INTERPRETATION

1.1                       Definitions

                             In this Debenture, unless there is something in the subject matter or context inconsistent therewith, the expressions following shall have the following meanings, namely:

"this Debenture", "the Debenture", "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions refer to the convertible debenture represented hereby and not to any particular Article, Section, subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto and every debenture issued in replacement hereof;

"business day" means a day which is not a Saturday or Sunday or a civic or statutory holiday in the city of Vancouver, British Columbia;

"Soledad Mountain Project" means the Company's Soledad Mountain gold-silver project located in Kern County, California;

"Close of Business" means 5:00 p.m. (Vancouver Time) on a business day;

"Company" means Golden Queen Mining Co. Ltd. and includes any successor corporation thereto;

"Company's Auditors" or "Auditors of the Company" means an independent firm of chartered or certified managerial accountants duly appointed as auditors of the Company;

"Conversion Price" in respect of this Debenture, means the effective price at which this Debenture may be converted into Shares, being either (i) CAD$1.03 per Share at any time until the Maturity Date, or (ii) on the Maturity Date, the lower of CAD$1.03 or the VWAP for the 5 trading days immediately preceding the last business day prior to (and excluding) the Maturity Date;

"Counsel" means a barrister or solicitor or firm of barristers or solicitors or other legal counsel retained or employed by the Company;

"director" means a director of the Company for the time being and "directors" or "Board of Directors" means the board of directors of the Company and reference to action by the directors means action by the directors of the Company as a board;

“Disinterested Shareholder Approval” means the approval of shareholders of the Company by ordinary resolution passed at a properly constituted meeting of such shareholders, excluding votes attached to shares beneficially owned, or over which control and direction is exercised, by the Holder, to the issuance to the Holder of Shares on conversion of this Debenture in excess of the Insider Participation Limit;

"Holder" means the Person from time to time registered as the Holder of this Debenture;

“Insider Participation Limit” means 9,831,338 Shares;

"Market Price" has the meaning given thereto in the policies of the Toronto Stock Exchange;

"Maturity Date" has the meaning given to it on the face page hereof, provided that if such date is not a business day, then the Maturity Date will be the immediately following business day;

"Person" means an individual, partnership, corporation or other business or legal entity or any duly constituted government of or in Canada and any minister, department, commission, board, bureau, agency, authority, instrumentality or court and the like of any such government;

"Principal Amount" has the meaning given to it on the face page hereof;

"Shares" means the common shares in the capital of the Company, as such common shares exist at the close of business on the date of execution and delivery of this Debenture and shall include any and all shares resulting from any subdivision, redivision, reduction, combination or consolidation, merger, amalgamation or reorganization and any common shares of any company to which the Company may sell, lease or transfer or otherwise dispose of all or substantially all of its property and assets;

"Trading Day", when used with respect to the Shares, shall mean a day on which the principal securities exchange on which the Shares are listed or admitted to trading is open for the transaction of business or, if the Shares are not listed or admitted to trading on any securities exchange, a business day;

“TSX” means the Toronto Stock Exchange;

“VWAP” means the volume weighted average price for the Shares as reported by the TSX; and

"written direction of the Company" means an instrument in writing signed by and two directors or officers of the Company.

1.2                       Interpretation

                             Words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the neuter or the feminine gender and vice versa.

1.3                       Headings, Etc.

                             The division of this Debenture into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Debenture.

1.4                       Day Not a Business Day

                             In the event that any day on or before which any action is required to be taken hereunder is not a business day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a business day.

1.5                       Currency

                             All references to currency herein shall be to lawful money of Canada.

1.6                       Exhibits

                             The following are the Exhibits annexed to and incorporated in this Debenture and which are deemed to be part hereof:

Exhibit "A"	-	Notice of Conversion
Exhibit "B"	-	Form of Transfer

ARTICLE 2
CONVERSION OF DEBENTURES

2.1                       Conversion Privilege and Conversion Price

(a)	Upon and subject to the provisions and conditions of this Article:

(i)

the Holder shall have the right, at their option, at any time, and from time to time, on any business day prior to the Close of Business on the Maturity Date (or such later date as may be agreed upon by the Company and the Holder and approved by the TSX or such other stock exchange upon which the Shares may be listed from time to time) (the "Time of Expiry"), to convert; and

	(ii)	if not converted by the Holder on or prior to the business day immediately preceding the Maturity Date, the Issuer shall have the right to convert,

in either case the full, but not less than the full, Principal Amount into Shares at the Conversion Price in effect on the Date of Conversion (as defined in subsection 2.2(b)).

(b)	The Conversion Price shall be subject to adjustment as provided in Section 2.3.

(c)

Such right of conversion shall extend only to the maximum number of whole Shares into which the aggregate principal amount of this Debenture surrendered for conversion at any one time by the Holder may be converted in accordance with the foregoing provisions of this Section, except that where the number of Shares to be issued on conversion of this Debenture by the Holder would exceed the Insider Participation Limit without Disinterested Shareholder Approval having been obtained by the Issuer prior to such conversion, then:

(i)	the Company shall issue the number of Shares equal to the Insider Participation Limit;

(ii)	shall promptly call a meeting of its shareholders, to be held no later than 60 calendar days of the Date of Conversion for the purpose of obtaining the Disinterested Shareholder Approval;

(iii)

if Disinterested Shareholder Approval is obtained at the meeting called pursuant to subsection 2(c)(ii) above, then the Company shall issue the remaining shares issuable upon conversion of the Debenture pursuant to this Section 2.1 that have not previously been issued pursuant to subsection 2(c)(i); and

(iv)

if Disinterested Shareholder Approval is not obtained at the meeting called pursuant to subsection 2(c)(ii) above, then the Company shall pay the unconverted principal amount of this Debenture and all accrued and unpaid interest on the Maturity Date.

2.2                       Manner of Exercise of Right to Convert

(a)

If the Holder desires to convert this Debenture into Shares, the Holder shall, prior to the Time of Expiry, surrender this Debenture to the Company at its offices specified in Section 6.3 hereof together with a written notice of conversion, substantially in the form of Exhibit "A" hereto, duly executed by the Holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Company, exercising the right of the Holder to convert this Debenture in accordance with the provisions of this Article. Thereupon, the Holder or his nominee(s) or assignee(s) shall be entitled to be entered in the books of the Company as at the Date of Conversion as the registered holder of the number of Shares into which this Debenture is convertible in accordance with the provisions of this Article and, as soon as practicable thereafter, the Company shall deliver to the Holder or his nominee(s) or assignee(s), certificates representing such Shares.

(b)

For the purposes of this Article, this Debenture shall be deemed to be surrendered for conversion on the first business date (herein called the "Date of Conversion") on or immediately following the day which this Debenture is received by the Company in accordance with the provisions of this Article.

(c)

Upon the surrender of this Debenture for conversion in accordance with this Article, the Holder shall be entitled to receive accrued and unpaid interest in respect thereof up to the Date of Conversion of the Debenture, and the Shares issued upon such conversion shall rank only in respect of dividends declared in favour of Shareholders of record on and after the Date of Conversion, from which applicable date such Shares will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Shares.

(d)

The conversion of this Debenture by the Holder pursuant to this Article shall extinguish, satisfy or relieve the Company of its obligation to pay the Holder the Principal Amount of this Debenture so converted and surrendered.

2.3                       Adjustments

                             The Conversion Price, in effect as at any date shall be subject to adjustment from time to time as follows:

(a)

Share Subdivision, Consolidation and Stock Dividend: If and whenever at any time prior to the Time of Expiry, the Company shall (i) subdivide or redivide the outstanding Shares into a greater number of Shares, (ii) reduce, combine or consolidate the outstanding Shares into a smaller number of Shares, or (iii) issue Shares, or securities convertible into or exchangeable for Shares, to the holders of all or substantially all of the outstanding Shares by way of stock dividend other than a dividend paid in the ordinary course, the Conversion Price in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Shares, or securities convertible into or exchangeable for Shares, by way of a stock dividend, as the case may be, shall in the case of the events referred to in clauses (i) and (iii) above, be decreased in proportion to the number of outstanding Shares resulting from such subdivision, redivision or dividend (including, in the case where securities convertible into or exchangeable for Shares are issued, the number of Shares that would have been outstanding had such securities been converted into or exchanged for Shares on such record date) or shall, in the case of the events referred to in clause (ii) above, be increased in proportion to the number of outstanding Shares resulting from such reduction, combination or consolidation, in each such case so that upon a subsequent conversion of this Debenture in accordance with the terms hereof the Holder shall receive the same number of Shares which he would have owned immediately following such event if he had converted the Debenture immediately prior to such event. Such adjustment shall be made successively whenever any event referred to in this subsection (a) shall occur, any such issue of Shares (or securities convertible into or exchangeable for Shares) by way of a stock dividend shall be deemed to have been made on the record date for the stock dividend for the purpose of calculating the number of outstanding Shares under subsections (b) and (c) of this Section 2.3; to the extent that any such securities convertible into or exchangeable for Shares are not converted into or exchanged for Shares prior to the expiration of the conversion or exchange right, the Conversion Price shall be readjusted effective as at the date of such expiration to the Conversion Price which would then be in effect based upon the number of Shares actually issued on the exercise of such conversion or exchange right.

(b)

Rights Offering: If and whenever at any time prior to the Time of Expiry the Company (i) shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of its outstanding Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Shares (or securities convertible into or exchangeable for Shares) or (ii) the Company agrees in any manner whatsoever to issue Shares (or securities convertible into or exchangeable for Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Market Price of a Share on such record date or the date of any such agreement, as the case may be, the Conversion Price shall be adjusted immediately after such record date or date of such agreement so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date or date of such agreement by a fraction, of which the numerator shall be the total number of Shares outstanding on such record date or date of such agreement plus a number of Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the securities convertible into or exchangeable for Shares so offered) by such Market Price per Share, and of which the denominator shall be the total number of Shares outstanding on such record date or date of such agreement plus the total number of additional Shares offered for subscription or purchase (or into which the securities convertible into or exchangeable for Shares so offered are convertible or exchangeable); any Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed or such agreement is entered into; to the extent that any such rights, options or warrants are not so issued or any such rights, options or warrants are not exercised prior to the expiration thereof, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or, effective as at the date of such expiration, to the Conversion Price which would then be in effect based upon the number of Shares (or securities convertible into or exchangeable for Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

(c)

Other Distributions to Shareholders: If and whenever at any time prior to the Time of Expiry the Company shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Shares of (i) shares of any class other than Shares (or other securities convertible into or exchangeable for Shares) or (ii) rights, options or warrants (other than rights, options or warrants referred to in subsection 2.3(b) and rights, options or warrants to subscribe for or purchase Shares, or other securities convertible into or exchangeable for Shares, for a period of not more than 45 days after such record date at a price per Share, or having a conversion or exchange price per Share, not less than 95% of the Market Price of a Share on such record date), (iii) evidences of its indebtedness, or (iv) any assets, then, in each such case, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Shares outstanding on such record date multiplied by the Market Price per Share on such record date, less the fair market value (as determined by the directors of the Company, which determination shall be conclusive, subject to TSX approval) of such shares or rights, options or warrants or evidences of indebtedness or assets so distributed, and of which the denominator shall be the total number of Shares outstanding on such record date multiplied by such Market Price per Share; any Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed, to the extent that such distribution is not so made, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or actually distributed, as the case may be. The Company shall not make a distribution to holders of Shares as described in this subsection 2.3(c) where the fair market value (as determined by the Auditors of the Company, which determination shall be conclusive) of the Shares or rights, options or warrants or evidences of indebtedness or assets distributed exceeds the product of the Market Price per Share on the record date for such distribution and the total number of Shares outstanding on such record date unless the Holder is permitted to participate in such distribution as though and to the same effect as if it had converted this Debenture into Shares immediately prior to the applicable record date.

(d)

Other Changes to Shares: In the case of any reclassification of, or other change in, the outstanding Shares of the Company other than subdivision, reduction, combination or consolidation, the Conversion Price shall be adjusted in such manner, if any, and at such time, as the directors determine to be appropriate on a basis consistent with this Section 2.3.

(e)

Capital Reorganization, Merger: If and whenever at any time prior to the Time of Expiry there is a capital reorganization, consolidation, merger, arrangement or amalgamation of the Company with or into any other body corporate, trust, partnership or other entity or a sale or conveyance (with the consent of the Holder) whereby all or substantially all of the Company's undertaking and assets would become the property of any body corporate, trust, partnership or other entity and without limitation, the Holder, if he has not exercised his right of conversion under Section 2.1 prior to the effective date of such reorganization, consolidation, merger, arrangement, amalgamation sale, upon any such conversion at any time thereafter, shall be entitled to receive and shall accept, in lieu of the number of Shares to which he was theretofore entitled upon conversion, the aggregate number of Shares or other securities or property of the Company or of the body corporate, trust, partnership or other entity resulting from the reorganization, consolidation, merger, arrangement or amalgamation or to which such sale may be made, as the case may be, that the Holder would have been entitled to receive as a result of such reorganization, consolidation, arrangement, amalgamation or sale if, on the record date or effective date thereof, as the case may be, the Holder had been the registered holder of the number of Shares to which he was theretofore entitled upon conversion.

(f)

Equitable Adjustment for Other Actions: If and whenever at any time prior to the Time of Expiry the Company shall take any action affecting its Shares, other than an action described in Section 2.3(a) through (d), that, in the reasonable opinion of the Board of Directors, would materially adversely affect the rights of the Holder, then the number of Shares issuable upon the conversion of the Debenture or the Conversion Price thereof shall, subject to receipt by the Corporation of all required approvals (if any) from any stock exchange on which the Shares are listed, and all applicable securities regulatory authorities, be adjusted in such manner and at such time as the Board of Directors may determine, in their sole discretion, to be equitable in the circumstances. Failure of the Board of Directors to make an adjustment in accordance with this Section 2.3 shall be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances. In the event that any such adjustment is made, the Corporation shall deliver a notice to the Holder in accordance with Section 2.7.

(g)

Effective Date and Procedure for Adjustment: In any case in which this Section 2.3 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event, issuing to the Holder, in the case of the Debenture being converted after such record date and before the occurrence of such event, the additional Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided however, that the Company shall deliver to the Holder an appropriate instrument evidencing the Holder's right to receive such additional Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Shares declared in favour of holders of record of Shares on and after the Date of Conversion or the date fixed for redemption or such later date as the holders would, but for the provisions of this subsection (g), have become the holder of record of such additional Shares pursuant to subsection 2.3(b).

(h)

Adjustments Cumulative: The adjustments provided for in this Section 2.3 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section. No adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided however, that any adjustments which by reason of this subsection (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(i)

In the event of any question arising with respect to the adjustments provided in this Section 2.3, such question shall be conclusively determined by a firm of chartered accountants or certified managerial accountants appointed by the Company (who may be the Auditors of the Company); such accountants shall have access to all necessary records of the Company and such determination shall be binding upon the Company, and the Holder.

(j)

No adjustment in the Conversion Price shall be made in respect of any event described in subsections 2.3(a)(iii), 2.3(b) and 2.3(c) if the Holder is entitled by the Company to and, subject to the consent of the TSX, participates in such event on the same terms mutatis mutandis as if he had converted his Debenture prior to the effective date or record date, as the case may be, of such event.

(k)	Notwithstanding anything contained herein, the Conversion Price shall not be adjusted or be subject to adjustment as a result of:

(i)

The granting by the Company of options or other rights under any stock option plan, stock purchase plan, phantom stock plan, stock appreciation rights plan, or other deferred, share or incentive compensation plan to officers, directors, employees or consultants of the Company or its affiliates;

(ii)

The issue by the Company of any Shares or other securities of the Company for valuable consideration to any persons other than as specifically provided for in this Section 2.3 (including without limitation the issue of Shares upon the exercise or conversion of any securities of the Company outstanding as at the Issue Date that are exercisable or convertible into Shares); or

(iii)	The declaration or payment of any dividends on the Shares in the ordinary course.

(l)

If a state of facts shall exist to which the provisions of Section 2.3 are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes hereof, then the Company shall execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid. The Holder shall accept the certificate or opinion of a firm of independent chartered accountants (who may be the Company's Auditors) with respect to any such adjustment in the application of such provision, and as to questions of law in connection therewith shall accept an opinion of Counsel.

(m)

At least 15 days prior to the effective date or record date, as the case may be, of any event that requires or might require an adjustment pursuant to this Section 2.3, the Company shall give notice to the Holder of the particulars of such event and, if determinable, the required adjustment.

(n)

In the event that any adjustment for which the notice of adjustment referred to in paragraph (m) above has been given is not then determinable, the Company will give notice to the Holder of the required adjustment promptly after such adjustment is determinable.

2.4                       No Requirement to Issue Fractional Shares

                             The Company shall not be required to issue fractional Shares upon the conversion of this Debenture pursuant to this Article and no cash amount shall be payable to the Holder in lieu of such fractional Shares.

2.5                       Taxes and Charges on Conversion

                             The Company will from time to time promptly pay or make provision satisfactory to the Holder for the payment of any and all taxes and charges which may be imposed by the laws of Canada or any province thereof (except income tax or security transfer tax, if any) which shall be payable with respect to the issuance or delivery to the Holder, upon the exercise of his right of conversion, of Shares pursuant to the terms of this Debenture.

2.6                       Cancellation of Converted Debentures

                             Upon conversion of this Debenture under the provisions of this Article, the Debenture so converted shall be forthwith delivered to and cancelled by the Company and no Debenture shall be issued in substitution for the Debenture after conversion.

2.7                       Notice of Adjustment

                             The Company shall from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 2.3, deliver a certificate of the Company to the Holder specifying the nature of the event requiring the adjustment or readjustment and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company shall, except in respect of any subdivision, redivision, reduction, combination or consolidation of its Shares, forthwith give notice to the Holder in the manner provided in Section 6.3 specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Conversion Price; provided that, if the Company has given notice under Section 2.8 covering all the relevant facts in respect of such event no such notice need be given under this Section 2.7.

2.8                       Notice of Special Matters

                             The Company covenants with the Holder that, so long as this Debenture remains outstanding, it will give notice to the Holder in the manner provided in Section 6.3, of its intention to fix a record date or an effective date for any event referred to in subsections (a), (b), (c) and (e) of Section 2.3 (other than the subdivision, redivision, reduction, combination or consolidation of its Shares) which may give rise to an adjustment in the Conversion Price and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; and, if prepared or available as at the date that such notice is required to be given pursuant to this Section 2.8, such notice shall be accompanied by the material (ie. proxy circular, information booklets, etc.) sent to the holders of Shares in respect of the event in question; provided that the Company shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. In any event, such notice shall be given not less than 14 days in each case prior to such applicable record date or effective date.

2.9                       Legend

                             The following legends shall appear on any certificate evidencing Shares issued upon conversion of this Debenture prior to the date which is four months and one day from the date hereof:

                              “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.”

ARTICLE 3
COVENANTS OF THE COMPANY

                             The Company hereby covenants and agrees with the Holder as follows:

3.1                       To Pay Principal and Interest

                             That the Company will duly and punctually pay or cause to be paid to the Holder the Principal Amount of and interest accrued on this Debenture on the dates, at the places, in the monies, and in the manner described in this Debenture.

(a)

If no Event of Default has occurred and is continuing, interest on this Debenture may be paid at the option of the Holder by issuing and delivering fully-paid and non-assessable Shares in lieu of cash at a deemed price equal to Market Price at the time of payment, provided that the Holder shall give written notice of such election to the Company 10 business days prior to the particular Interest Payment Date, failing which the Company shall pay the interest in cash.

(b)	If the interest is to be paid by the delivery of Shares,

(i)

the Holder or his nominee(s) or assignee(s) shall be entitled to be entered in the books of the Company as at the applicable Interest Payment Date as the registered holder of the number of Shares issued in satisfaction of the interest payment and, on or prior to the Interest Payment Date, the Company shall deliver to the Holder or his nominee(s) or assignee(s), certificates representing such Shares;

(ii)	certificates representing such Shares shall bear any legend required under applicable securities law; and

(iii)

the Company shall not issue fractional Shares in satisfaction of any interest payments. The Company shall round the number of Shares down to the nearest whole Share and pay the equivalent dollar value of any fractional Shares that the Holder is otherwise entitled to satisfy interest payment on the applicable Interest Payment Date.

(c)	The amount received by the Holder in respect of any interest payable or the entitlement thereto will not be affected by whether the Company elects to satisfy the interest payment with Shares or cash.

(d)	The delivery of the Shares (and cash equal to the value of fractional shares, if any) shall fully satisfy the Company's interest payment obligation on the applicable Interest Payment Date.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1                       Representations and Warranties of the Company

                             The Company hereby represents and warrants with and to the Holder that the Company is duly authorized and has the corporate and lawful power and authority to create and issue this Debenture and that this Debenture represents a valid, legal and binding obligation of the Corporation enforceable in accordance with its terms.

ARTICLE 5
EVENTS OF DEFAULT

5.1                       Events of Default

                             Upon the happening of any one or more of the following events (each an "Event of Default"), namely:

(a)	if the Company does not pay the Principal Amount of this Debenture when the same becomes due and payable under the terms of this Debenture;

(b)

if the Company does not make payment of any interest due on this Debenture when the same becomes due and any such default continues for a period of five business days after notice of such default is given to the Company by the Holder.

(c)

if a decree or order of a court having jurisdiction in the premises is entered adjudging the Company a bankrupt or insolvent under the Bankruptcy Act (Canada) or any other bankruptcy, insolvency or analogous laws, or issuing sequestration or process of execution against, or against any substantial part of, the property of the Company or appointing a receiver of, or of any substantial part of, the property of the Company or ordering the winding-up or liquidation of its affairs;

(d)

if a resolution is passed for the winding-up or liquidation of the Company or if the Company institutes proceedings to be adjudicated a bankrupt or insolvent or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy Act (Canada) or any other bankruptcy, insolvency or analogous laws, or consents to the filing of any such petition or to the appointment of a receiver of, or of any substantial part of, the property of the Company or makes a general assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due or takes corporate action in furtherance of any of the aforesaid purposes; or

(e)

if an encumbrancer or encumbrancers, whether permitted or otherwise, takes possession of any part of the property of the Company or any execution, distress or other process of any court becomes enforceable against any part of the property of the Company, or a distress or like process is levied upon any of such property;

then in each and every such event the Holder may, by notice in writing to the Company, declare the Principal Amount and interest on this Debenture then outstanding and all other monies outstanding hereunder to be due and payable and, if any such default remains unremedied for a period of three days after receipt by the Company of such notice, the same shall forthwith become immediately due and payable to the Holder, anything therein or herein to the contrary notwithstanding, and the Company shall forthwith pay to the Holder the Principal Amount and accrued and unpaid interest, together with interest at the rate stated in this Debenture on such principal, interest and such other monies from the date of the said declaration until payment is received by the Holder

ARTICLE 6
MISCELLANEOUS

6.1                       Severability

                             If any covenant or provision herein or any portion thereof is determined to be void, unenforceable or prohibited by the law of any province or the local requirements of any provincial or federal governmental authority such shall not be deemed to affect or impair the validity of any other covenant or provision herein or portion thereof, as the case may be, nor the validity of such covenant or provision or portion thereof, as the case may be, in any other jurisdiction.

6.2                       Laws of British Columbia

                             This Debenture shall be deemed to have been made and shall be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract. The Holder and the Company hereby irrevocably submits to the jurisdiction of the courts of the Province of British Columbia for any action, suit or any other proceeding arising out of or relating to this Debenture and any other agreement or instrument mentioned therein or any of the transactions contemplated thereby. Each of the Holder and the Company agrees not to commence any legal proceeding related hereto except in such court. Each of the Holder and the Company irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding in any such court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE HOLDER AND THE COMPANY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING. Each of the Holder and the Company agrees that the prevailing party in any action or proceeding arising out of or relating to this Convertible Debenture or the transactions contemplated hereby shall be entitled to recover its reasonable fees and expenses in connection therewith, including legal fees.

6.3                       Notices

                             All notices, reports or other communication required or permitted by this Debenture must be in writing and either delivered by hand or by any form of electronic communication by means of which a written or typed copy is produced by the receiver thereof and is effective on actual receipt unless sent by electronic means in which case it is effective on the business day next following the date of transmission, addressed to the relevant party, as follows:

(a)	if to the Company:

Golden Queen Mining Co. Ltd.
6411 Imperial Avenue
West Vancouver, British Columbia, V7W 2J5
Facsimile: (604) 921-9446
Attention: Lutz Klingmann, President

(b)	if to the Holder:

Landon T Clay 2013-4 Annuity Trust
10 Memorial Blvd, Suite 902
Providence, Rhode Island, 02903
Facsimile: (401) 490-0749
Attention: Thomas M. Clay, trustee

or the last address or telecopier number of the party concerned, notice of which was given in accordance with this paragraph.

6.4                       Transfer

                             Subject to any applicable securities laws, this Debenture is transferable by the Holder and the term "Holder" shall mean any successor, transferee or assignee of the current and any future Holder.

6.5                       Enurement

                             This Debenture and all its provisions shall enure to the benefit of the Holder, its successors and permitted assigns and shall be binding upon the Company, its successors and assigns.

6.6                       Amendment

                             This Convertible Debenture may not be amended or modified in any manner nor may any of its provisions be waived except by written amendment executed by the Holder and the Company. A waiver, modification or amendment by a party shall only be effective if (a) it is in writing and signed by the Holder and the Company, (b) it specifically refers to this Convertible Debenture and (c) it specifically states that the party, as the case may be, is waiving, modifying or amending its rights hereunder. Any such amendment, modification or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

6.7                       Further Assurances

                             The Company hereby covenants and agrees that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all and every such other act, deed and assurance as the Holder shall reasonably require for the better accomplishing and effectuating of the intentions and provisions of this Debenture. The Company shall gross up each interest payment, if any interest is subject to withholding tax, by an amount so that after deduction of applicable withholding taxes the Holder will be receiving interest hereunder as if no withholding taxes were payable.

6.8                       Securities Requirements

                             By its acceptance of this Debenture, the Holder acknowledges and agrees that if required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority the Holder will execute, deliver, file and otherwise assist the Company in filing such reports, undertakings and other documents with respect to the issuance of this Debenture or the Shares which may be acquired upon conversion as may be required. By its acceptance of this Debenture, the Holder further acknowledges that the Debenture will be, and any Shares acquired upon conversion of this Debenture may be, subject to a restriction on resale under applicable securities legislation until the appropriate hold period has been satisfied. Any obligation represented by this Convertible Debenture whether on account of principal, interest, costs of collection or otherwise, shall be made in full when due and, at the request of the Holder, may be set-off against obligations owed by the Holder to the Company.

ARTICLE 7
SUCCESSOR CORPORATION

7.1                       Certain Requirements

                             The Company shall not, directly or indirectly, sell, lease, transfer or otherwise dispose of all or substantially all of its property and assets as an entirety to any other corporation, and shall not amalgamate or merge with or into any other corporation including in accordance with a plan of arrangement (any such other corporation being herein referred to as a "successor corporation") and unless:

(a)

the successor corporation shall execute, prior to or contemporaneously with the consummation of any such transaction, an agreement supplemental hereto together with such other instruments as are reasonably satisfactory to the Holder and in the opinion of Counsel are necessary or advisable to evidence the assumption by the successor corporation of the due and punctual payment of the Principal Amount of this Debenture and the interest thereon in accordance with the terms hereof and all other monies payable hereunder and the covenant of the successor corporation to pay the same and its agreement to observe and perform all the covenants and obligations of the Company under this Debenture; and

(b)

no condition or event shall exist as to the Company or the successor corporation either at the time of or immediately after the consummation of any such transaction and after giving full effect thereto or immediately after the successor corporation complying with the provisions of clause (a) above which constitutes or would constitute, after notice or lapse of time or both, an Event of Default.

7.2                       Vesting of Powers in Successor

                             Whenever the conditions of Section 7.1 have been duly observed and performed the successor corporation shall possess and from time to time may exercise each and every right and power of the Company under this Debenture in the name of the Company or otherwise and any act or proceeding by any provision of this Debenture required to be done or performed by any directors or officers of the Company may be done and performed with like force and effect by the directors or officers of such successor corporation and thereupon the Company may be released and discharged from liability under this Debenture and the Holder shall execute any document or documents which it may be advised by the Company is or are necessary or advisable for effecting or evidencing such release and discharge.

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EXHIBIT "A"
to the Convertible Debenture of
Golden Queen Mining Co. Ltd.

NOTICE OF CONVERSION

TO:                      Golden Queen Mining Co. Ltd.

                             The undersigned registered Holder of the within convertible debenture of Golden Queen Mining Co. Ltd. due on July 26, 2015 (the "Debenture") hereby irrevocably elects to convert $______________ of the principal amount of the Debenture into common shares of Golden Queen Mining Co. Ltd. (the "Conversion Securities") in accordance with the terms of the Debenture and directs that the Conversion Securities issuable and deliverable upon the conversion be issued and delivered as set out below.

Name(s) in Full and Social Insurance Number(s) or Tax Identification Number(1)	Address(es)	Number of Common Shares

(1)         Please print the full name in which certificates representing the Conversion Securities are to be issued. If any of the said Conversion Securities are to be issued to a person or persons other than the registered holder of the Debenture, the registered holder must pay to the Company all eligible transfer taxes or other government charges, and the signature of the holder must be guaranteed by a Canadian chartered bank or a trust company or by a member of a Canadian stock exchange.

DATED this _______________ day of ________________________, 20___.

(Signature of Registered Holder)

(Name)

(Address)

(City and Province)

[   ]        Please check if the certificates representing the said Conversion Securities are to be delivered at the office where the Debenture is surrendered, failing which such certificate(s) will be mailed to the address(es) set out above. Certificates will be delivered or mailed as soon as practicable after the surrender of the Debenture to the Company.

EXHIBIT "B"
to the Convertible Debenture of
Golden Queen Mining Co. Ltd.

FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto ___________________________ (the "Transferee") of ___________________________: Fax number: (____) _________________, $___________________ principal amount of the convertible debenture (the "Debenture") of Golden Queen Mining Co. Ltd. registered in the name of the undersigned and registered by the Debenture and hereby irrevocably appoints ______________________________as the attorney of the undersigned to transfer the Debenture on the register of transfers, with full power of substitution, subject to compliance with the provisions of the Debenture.

DATED the ________day of ________________, 20___.

)
)
	)	Signature of Registered Holder
)
)
Signature of Guarantee	)	Name of Registered Holder
)

Signature of Transferor must be guaranteed by a Canadian Schedule 1 chartered bank, a major trust company in Canada, a member firm of a recognized stock exchange, or a member of the Securities Transfer Association Medallion Program (Stamp) (SEMP) (MSP).